Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Venu Holding Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, JW Roth, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 13, 2026

/s/ JW Roth
JW Roth
Chief Executive Officer and Chairman
(Principal Executive Officer)